EXHIBIT 10.35

                    CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of this 18th day of September 2000 and is made by and between Spinneret Financial Systems, Ltd., a Connecticut corporation (hereinafter, the "Consultant") and Eurogas, Inc., a Utah corporation (hereinafter, the "Company").

                         WITNESSETH:

     WHEREAS, the Company is desirous of obtaining financial advice and business consulting services (hereinafter, the "Services");

       WHEREAS,   Consultant  is  experienced  in  providing
financial advice and business consulting services such as the Services desired by the Company;

      WHEREAS, the Company desires to retain Consultant and Consultant desires to be retained to provide the Services to the Company;

      WHEREAS, Consultant will devote substantial time and incur expenses in connection with the provision of the Services to the Company, under and pursuant to the terms of this Agreement (some of which time and expenses have been provided since January 1, 2000); and,

      WHEREAS, in consideration for Consultant agreeing to devote the time and incur the expense in performing the Services under and pursuant to the terms of this Agreement, the Company agrees to pay Consultant the considerations called for in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth the Company and Consultant hereby agree as follows:

                          AGREEMENT

Section 1. Consulting Services. Consultant shall provide to the Company, when and as requested by the Company, from time to time and during normal business hours, financial advice and business-consulting services concerning, but not limited to:

   i. advising the Company with respect to any investment bankers, institutional investors, selling agents and/or broker-dealers utilized by the Company;

   ii.  evaluating financing proposals the Company may receive;

   iii. advising the Company concerning shareholder and investor relations, including the hiring of a financial public relations firm; and,

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   iv.   advising   the   Company   concerning   corporate
         reorganization,   expansion,   and   merger/acquisition
         opportunities.

Section 2. Other Services. Notwithstanding the foregoing, Consultant shall be under no obligation to provide Services for any minimum number of hours per month during the term hereof. Any services requested by the Company that are outside the scope of this Agreement shall be the subject of separate agreements between the Company and Consultant if not otherwise covered hereunder.

Section 3. Term Of Agreement. Both parties acknowledge that Consultant began performing the Services beginning January 1, 2000. This Agreement shall cover the Services provided by Consultant from January 1, 2000 through October 1, 2000 (hereinafter, the "Term"), at which time this Agreement shall automatically expire.

Section 4. Scope Of Retention. The Company hereby retains Consultant as its non-exclusive financial advisor and business consultant during the Term of this Agreement.

Section 5. Initial Compensation. As compensation for the Services, the Company shall pay Consultant the sum of One Hundred Fifty Thousand Dollars ($150,000), which sum shall be paid from escrow upon the closing of the Company's current financing with Arkledun Drive LLC.

Section  6.      Payment  Of Reasonable  Costs.   Consultant
shall pay for all its out-of-pocket expenses, including its travel, meals and entertainment, incurred by Consultant in connection with the performance of the Services.

Section 7. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8. Independent Contractor. Consultant and the Company hereby acknowledge and agree that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an employee, partner or agent of, or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.

Section 9. Law; Forum And Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Connecticut. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association and the proceedings taking place in Fairfield County, Connecticut.

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Section    10.       Notices.    Any   notices   or    other
communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax or e-mail, addressed as set forth herein below.

     If to Consultant:
     ----------------
     Spinneret Financial Systems, Ltd.
     578 Post Road East, Suite 637
     Westport, CT 06880
     Phone:   1-203-899-1321 - Fax:  1-203-899-1322

     If to the Company:
     -----------------
     Eurogas, Inc.
     942 East 7145 South - Suite 101A
     Midvale, UT 84047
     Phone:  801-255-0862     Fax:
     Attn:

The parties may change their address to any other address as shall be furnished by written notice from any party changing address to the other party in the manner for giving notices as set forth in this Section 10. Any notice or communication given pursuant hereunder shall be deemed to have been given as of the date so delivered, sent, or transmitted.

Section 11. Attorneys' Fees. In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 12. Confidentiality. Each party hereto agrees with the other party hereto that, unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

   i. to the extent such data or information are a matter of public knowledge or are required by law to be published;
     and,

   ii. to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

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Section 13.    Third Party Beneficiaries. This Agreement  is
solely  among  and between Consultant and the  Company  and,
except   as   specifically  provided  herein,  no  creditor,
director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section  14.   Survival; Termination.  The  representations,
warranties   and covenants of the respective  parties  shall
survive   the   consummation  of  the  transactions   herein
contemplated.

Section 15. Amendment Or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other obligation or default then, theretofore, or thereafter occurring or existing. During the Term of this Agreement, changes may be made if in writing and executed by both parties hereto, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended if done in writing and executed by both parties hereto.

Section 16. Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only, do not form a part hereof, and in no way modify, interpret or construe the meaning of this Agreement.

Section  17.      Benefit. This Agreement shall  be  binding
upon and shall inure only to the benefit of the parties hereto, and their assigns permitted hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 18. Severability. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 19. No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.

Section  20.  Execution Knowing And Voluntary.  In executing
this  Agreement,  the  parties  severally  acknowledge   and
represent that each:

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   i.    has  fully  and carefully read and considered  this
         Agreement;

   ii. has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this Agreement and all terms and conditions hereof;

   iii. has been afforded the opportunity to negotiate as to any and all terms hereof; and,

   iv. is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 21. Entire Agreement. This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

IN WITNESS WHEREOF the parties hereto have executed or caused this Agreement to be executed as of the date first written above.


SPINNERET FINANCIAL SYSTEMS, LTD.

/s/ Alfred Hahnfeldt
-----------------------------
by:  Alfred Hahnfeldt
its: President


EUROGAS, INC.

/s/ Karl Arleth
------------------------------
by:  Karl Arleth
its: President

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